EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
AMCOL International Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-135491) pertaining to the 2006 Long-Term Incentive Plan, (Form S-8 Nos. 333-110500, 333-68664 and 333-56017) pertaining to the 1998 Long-Term
Incentive Plan, (Form S-8 No. 333-00581) pertaining to the 1993 Stock Plan, (Form S-8 No. 33-73348) pertaining to the 1987 Non-Qualified Stock Option Plan, and (Form S-8 No. 33-55540) pertaining to the AMCOL Savings Plan, of AMCOL International Corporation of our reports dated March 16, 2007, with respect to the consolidated financial statements of AMCOL International Corporation and subsidiaries, AMCOL International Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AMCOL International Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.


/s/ Ernst & Young LLP
---------------------
Chicago, Illinois
March 16, 2007